UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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SHINECO, INC.

(Name of Registrant as Specified In Its Charter)

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SHINECO, INC.

Room 1001, Building T5, DaZu Square

Daxing District, Beijing 100176

People’s Republic of China

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCK HOLDERS

TO BE HELD ON JUNE 15, 2021

This proxy statement supplement (this “Proxy Supplement”), dated May 27, 2021, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Shineco, Inc. (the “Company,” “we,” “us,” or “our”), dated May 10, 2021 and made available to you in connection with the solicitation of proxies by our board of directors (the “Board”) for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 p.m. EST on June 15, 2021 at Room 3106, Building B, Jianwai SOHO, Chaoyang District, Beijing, 100022, People’s Republic of China. You should read the entire Proxy Statement, this Proxy Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice of the Annual Meeting of Stockholders (the “Notice”), the Proxy Statement, this Proxy Supplement, and our Annual Report on Form 10-K for the period ended June 30, 2020 are available at https://www.transhare.com/shineco.

NOMINEE INFORMATION – SUBSTITUTE NOMINEES

The following information supplements and updates the section titled “Nominee Information” beginning on page 6 of the Proxy Statement.

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), Mr. Baolin Li and Mr. Ning Chen resigned from the Board on May 20, 2021. On May 24, 2021, the Nominating Committee of the Board recommended, and the Board elected, Ms. Minye Wang as a director to fill the vacancy created by Mr. Li’s resignation and Mr. Lei Gao as an independent director to fill the vacancy created by Mr. Chen’s resignation. In light of Mr. Li and Mr. Chen’s resignations, they will not stand for election as directors at the Annual Meeting.

As stated in the Proxy Statement, if for any reason any nominee does not stand for election, except where authority to vote for directors has been withheld, proxies received pursuant to the solicitation for the Annual Meeting will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The Board has nominated Ms. Wang and Mr. Gao as substitute nominees for election to the Board at the Annual Meeting in place of Mr. Li and Mr. Chen, respectively, and Ms. Wang and Mr. Gao have indicated that they are willing and able to serve as directors. Information relating to Ms. Wang and Mr. Gao and their proposed election as directors at the Annual Meeting is being provided in this Proxy Supplement.

The voting standards and voting instructions contained in the Proxy Statement and the Notice distributed to our stockholders of record, including the voting standard and voting instructions applicable to the election of directors, have not changed. If you have not voted, or if you have voted but would like to change your vote, please vote your shares as soon as possible using any of the methods described in the Proxy Statement and the Notice. The proxy card or voting instructions distributed with the Proxy Statement remains valid, and stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. See “Voting Information Update” below for additional information.

The following paragraphs set forth information regarding Ms. Wang and Mr. Gao, including their business experience for the past five years (and, in some instances, for prior years) and additional information about the specific experience, qualifications, skills, or attributes that led to the Board’s conclusion that they should serve as directors.

Ms. Minye Wang, age 30, has served as the senior partner and vice general manager of Yunnan Lande Regional Development Research Co., Ltd., a company focusing on organizing activities related to regional economic development, such as academic research, seminars, and forums, and providing planning and consulting services to regional economic development projects, since January 2018 and has been responsible for company’s main business operation. From December 2015 to January 2018, Ms. Wang served as assistant to general manager of Rockwell Automation, Inc. and was in charge of or participated in the investment projects with BYD, Siemens, Geely, and other well-known multinational and domestic companies. From September 2015 to December 2015, Ms. Wang served as personal business account manager of Citibank (China) Co., Ltd. and was mainly responsible for asset allocation, collective trusts, sovereign wealth funds, and other businesses for high-net-worth clients in Mainland China and Hong Kong and participated in M&A funds with investment targets in the United Kingdom and Northern Europe. Ms. Wang obtained her bachelor’s degree in Business Management from Newcastle University in 2013 and her master’s degree in Fashion Management from Northumbria University in 2014.

Ms. Wang’s qualifications to serve on the Board include her senior executive experience as senior partner and vice general manager of Yunnan Lande Regional Development Research Co., Ltd., and global business experience.

Mr. Lei Gao, age 52, has served as the chairman and legal representative of Beijing United Xinyuan Investment Consulting Co., Ltd., a consulting company focusing on investment consulting, enterprise management, and investment and asset management, since 2020. From June 2018 to February 2020, Mr. Gao served as general manager of Tianjin Shifeng Zhongcheng International Trade Co., Ltd., a company engaging in international trade, import and expert of processed, self-operated, and agency goods and technologies, and commodity exhibitions; from December 2017 to December 2018, Mr. Gao served as the head of the No. 2 branch of the bond financing department of Capital Securities (Beijing) Co., Ltd. and raised billions of funds, solved bottlenecks and difficulties encountered in financing for customers, and participated in several investment cooperation projects with local governments and banks; from 2017 to 2018, Mr. Gao served as the Secretary-General of Beijing Financing Guarantee Association; from December 2014 to December 2017, Mr. Gao served as the vice president of Beijing Shoujin Small and Medium Enterprise Financial Services Co., Ltd., mainly responsible for financial information services, asset management, investment consulting, investment management, and technology development in the field of financing software; from 2013 to 2014, Mr. Gao served as head of the issuance and underwriting department of Hualin Securities (Beijing) Co., Ltd. and Debon Securities (Beijing) Co., Ltd. and led or participated in investment bank equity projects such as initial public offering and refinancing of many A-share listed companies. Mr. Gao graduated from Beijing Technology and Business University in 2017. Mr. Gao holds a Fund Practice Qualification and Securities Practice Qualification in China.

Mr. Gao’s qualifications to serve on the Board include his senior executive experience at multiple companies and his expertise in finance.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its seven director nominees, which now include Ms. Minye Wang as substitute nominee in place of Mr. Baolin Li and Mr. Lei Gao as substitute nominee in place of Mr. Ning Chen, to the board to serve until their successors are duly elected and qualified at the 2022 Annual Meeting of Stockholders or until their earlier resignation or removal.

CORPORATE GOVERNANCE PRACTICES AND POLICIES

The following information supplements and updates the section titled “Corporate Governance Practices and Policies” beginning on page 7 of the Proxy Statement.

Board and Committee Independence

The Board has determined that the following nominees satisfy the independence requirements of Nasdaq: Jin Liu, Yanzeng An, Lei Gao, and Harry Edelson.

Committee Composition

Director	Audit	Compensation	Nominating
Jin Liu	(1)(2)(3)	(1)	(1)
Yanzeng An	(1)		(1)(2)
Harry Edelson	(1)	(1)
Lei Gao		(1)(2)	(1)

(1)	Committee member;

(2)	Committee chair;

(3)	Our board has determined that we have at least one “audit committee financial expert,” as defined by the rules and regulations of the SEC and that is Jin Liu.

Compensation Committee

Upon election, Jin Liu, Harry Edelson, and Lei Gao will be members of our Compensation Committee of the Board (the “Compensation Committee”) and Mr. Lei Gao shall serve as the chairman. All members of our Compensation Committee are qualified as independent under the current definition promulgated by Nasdaq.

Nominating Committee

Upon election, Jin Liu, Yanzeng An, and Lei Gao will be the members of our Nominating Committee, where Ms. Yanzeng An shall serve as the chairwoman. All members of our Nominating Committee are qualified as independent under the current definition promulgated by Nasdaq.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information supplements and updates the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 12 of the Proxy Statement.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this Proxy Supplement by Ms. Minye Wang and Mr. Lei Gao, our substitute nominees for directors.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock
Minye Wang	—	—
Lei Gao	—	—

(1)	Unless otherwise indicated, the business address of each of the persons and entities is Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China 100176.

VOTING INFORMATION UPDATE

As discussed in the section titled “Nominee Information,” as updated by this Proxy Supplement, the Board has nominated Ms. Wang and Mr. Gao as substitute nominees for election to the Board at the Annual Meeting in place of Mr. Li and Mr. Chen, respectively, and Ms. Wang and Mr. Gao have indicated that they are willing and able to serve as directors.

In the election of directors, each director nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees, including Ms. Wang and Mr. Gao, who receive the highest number of shares voted “FOR” their election are elected).

The proxy card or voting instructions initially distributed with the Proxy Statement remains valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. Pursuant to the discretionary voting authority granted to the proxy holders, any shares represented at the Annual Meeting by the old proxy card or voting instructions will be voted with respect to the election of Ms. Wang, as substitute nominee for Mr. Li, as a director, and Mr. Gao, as substitute nominee for Mr. Chen, as a director.